SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported):

April 21, 2004

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NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-8339	52-1188014
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

Three Commercial Place
Norfolk, Virginia  23510-9241
(Address of principal executive offices)

(757) 629-2680
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 9.            Regulation FD Disclosure and
Item 12.          Results of Operations and Financial Condition.

                       On April 21, 2004, the Registrant issued a Press Release, attached hereto as an Exhibit 99.  The press release, which reports first quarter results, includes a non-GAAP financial measure, as defined by SEC Regulation G, which is reconciled within the release. Specifically, the release compares first quarter 2004 net income to first quarter 2003 net income excluding the cumulative effect of accounting changes and a gain from discontinued operations. This measure should be considered in addition to, not as a substitute for, net income reported in accordance with Generally Accepted Accounting Principles. Management believes that net income excluding these two items may be more indicative of operating results for comparison to the current and future periods and to other companies, and it intends to use this non-GAAP financial measure for comparison purposes at its analysts' meeting scheduled today and in future comparisons to the first quarter of 2003.

 SIGNATURES

                                                                        NORFOLK SOUTHERN CORPORATION
                                                                        (Registrant)

                                                                             /s/ Dezora M. Martin
                                                                       _________________________________
                                                                       Name:     Dezora M. Martin
                                                                       Title:        Corporate Secretary

Date:  April 21, 2004

EXHIBIT INDEX

Exhibit
Number          Description

99                    On April 21, 2004, the Registrant issued a Press Release, attached hereto as an Exhibit 99.